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                                                                    EXHIBIT 10.2


                       NISSAN MOTOR ACCEPTANCE CORPORATION
                                VEHICLE FINANCING
                             AND SECURITY AGREEMENT

This Vehicle Financing and Security Agreement (hereinafter referred to as the "Agreement") is entered into by and between Nissan Motor Acceptance Corporation, 990 W. 190th Street, Torrance, California 90502 (hereinafter referred to as "NMAC") and Budget Rent-A-Car Systems, Inc., 4225 Naperville Road, Lisle, Illinois 60532 (hereinafter referred to as the "Debtor"). The parties agree to the following terms:

1. Financing. Debtor agrees to borrow from NMAC and NMAC agrees to lend to Debtor the sum of $100,000,000.00 for a single line of credit (the "Loan") evidenced by one or more Schedules for the purpose of financing, in whole or in part, the purchase price of the Nissan motor vehicles and other property described in the Schedule(s) (hereinafter referred to as the "Property"). NMAC may advance proceeds of the Loan to pay to any manufacturer, dealer, dealer finance source, distributor, or other seller of the Property, the invoice amount thereof, and NMAC shall be fully protected in relying in good faith upon any invoice or statement from any manufacturer, dealer, dealer finance source, distributor, or seller that the Property has been ordered by or shipped to Debtor and the invoice amount therefor is correctly stated. Any such payment made by NMAC to any such manufacturer, dealer, dealer finance source, distributor or seller shall be an advance made by NMAC to or on behalf of Debtor pursuant hereto and shall be repayable by Debtor in accordance with the terms hereof. In addition, NMAC may revise any limit placed by NMAC on advances under the Loan. Advances will be limited to vehicles identified in a 2001 or 2002 MODEL NISSAN DAILY RENTAL COMBINATION RISK and REPURCHASE PROGRAM AGREEMENT, (herein after referred to a "Program Agreement") between Nissan North America Inc. and Budget Rent a Car Corporation. The term "Schedule(s)", as used in this Agreement, shall mean each Schedule A to Vehicle Financing and Security Agreement, whether now existing or hereafter created, that indicates on the face thereof that it pertains to this Agreement. All Schedules are hereby incorporated into and made a part of this Agreement. The term "Indebtedness", as used in this Agreement shall mean the aggregate of the figures set forth as the "Total Amount Financed" on the final page of each Schedule. Debtor hereby agrees to pay to NMAC or its order the Amount Financed set forth in each Schedule(s) with respect to each respective item of Property in successive monthly installments in the amount set forth for curtailments on each of the Schedule(s), not to exceed EIGHT (8) MONTHS; together with interest on the unpaid principal balance of each Total Amount Financed at the rate of NMAC PRIME RATE - 0.50% (hereinafter referred to as the "Rate"). "NMAC Prime Rate" shall mean the per annum interest rate from time to time announced by a majority of the following banks: The Chase Manhattan Bank, N.A., Bank of America N.T. & S.A., Bankers Trust Company, Citibank, N.A., and Morgan Guaranty Trust Co. of New York, as their respective prime rate; provided that if less than three of such banks have the same rate in effect, the median of the five rates shall be the NMAC Prime Rate. Payments hereunder shall include curtailments of each Amount Financed to the last installment, as stated on each Schedule A. The unpaid balance of each Amount Financed with respect to each item of the Property, if any, shall be due and payable on the date the last installment with respect thereto shall be due, together with interest thereon at the Rate set forth on the Schedule. Any amount not paid when due shall be subject to the greater of a late payment charge equal to two percent per month of the amount due, or the maximum rate permitted by applicable law. Payments shall be due and payable on the 15th day of each month, commencing in the month set forth in the applicable column of the Schedule. Payments made by the Debtor will be first applied to unpaid interest charges and then to principal.

2. Security Interest. As security for (i) payment of the Indebtedness, interest thereon and all other amounts due or to become due under this agreement and (ii) the strict observance and performance of all other obligations of Debtor to NMAC under this Agreement, Debtor hereby grants to NMAC, its successors and assigns a security interest in (a) the Property, whether now or hereafter existing or acquired, whether or not inventory and whether or not in Debtor's possession including all attachments, accessories and accessions thereto, whether now or hereafter installed thereon, and all cash or non-cash proceeds thereof; (b) all monies or credits relating to the Property due or to become due to Debtor from, and all claims against, any manufacturer, dealer or distributor of the Property; (c) without limitation, all leases of the Property entered into by Debtor, all rentals due or to become due under any lease of any item of the Property, all other rentals, proceeds of sale, exchange or other disposition of any item of the Property (whether or not such sale, exchange or other disposition is authorized under this Agreement) and the proceeds of any insurance covering the Property or any part thereof; and (d) all accounts


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receivable, chattel paper, security agreements, instruments, contract rights, policies and certificates of insurance, manufacturer's certificates or statements of origin, or certificates of title or ownership relating to vehicles, bills of sale, receipts, journals, records, files, book and ledger sheets, documents and general intangibles now held or hereafter acquired by Debtor, relative to the Property, including all monies and credits now due or to become due to Debtor from, and all claims against, manufacturers or distributors of inventory or other lending institutions, relative to the Property, and the proceeds of all of the foregoing. Such identifiable proceeds as stated above shall be accounted for to NMAC upon request, and payment of such proceeds shall be made by the Debtor to NMAC upon demand by NMAC after and during the continuation of a default under this Agreement. Failure to pay NMAC upon demand will result in Debtor placing all proceeds in trust for NMAC and promptly turning over said funds to NMAC. A full accounting of the trust will be made to NMAC upon request. In addition, Debtor will reflect NMAC as lienholder on all vehicle titles related to the Property.

3. Prepayment. Debtor may prepay the principal balance in whole or in part at any time, together with all interest accrued to the date of prepayment on the principal amount being prepaid without premium.

4. Purpose of Financing. Debtor's possession of the Property shall be for the purpose of daily rental in the ordinary course of Debtor's business, or, as authorized by NMAC for the disposition of the Property in a used condition upon its return to Debtor by Debtor's customers.

5. Representations and Warranties of Debtor. Debtor hereby represents and warrants to NMAC that (i) Debtor is a corporation, the execution and delivery of this Agreement and the performance of all of Debtor's obligations hereunder have been duly approved by all requisite corporate actions of Debtor; (ii) Debtor has good and marketable title to the Property free and clear of all claims, liens, encumbrances, security interests and rights of third parties, with the exception of those created by or as contemplated under this Agreement; (iii) no financing statement covering any of the Property is on file in any public office in any state or jurisdiction; (iv) any lease or other agreement of rental of any item of the Property is or will be genuine, legally valid and enforceable, and each such item has been or promptly will be delivered to the Lessee thereunder; and
(v) no lease or other agreement of rental or any item of property has been or will be placed in the hands of any other party as security for the payment of any monies alleged to be due to such party; and (vi) a certificate of title to each item of the Property evidencing the security interest of NMAC hereunder has been or immediately will be applied for by Debtor if permitted by law; and (vii) Debtor agrees to indemnify NMAC for any legal action regarding the use or rental agreement presently in effect.

6.       Covenants of Debtor. Debtor hereby covenants and agrees with NMAC that
(i) Debtor shall not rent the Property to a third person, other than on a daily rental basis; (ii) all Property will remain in the continental United States;
(iii) Debtor shall promptly pay or cause to be paid all taxes due in connection with the Property and its use or operation and shall keep the Property and the proceeds thereof free from all liens and encumbrances, except as expressly contemplated under this Agreement, and Debtor shall pay on demand as an additional obligation secured under this agreement any amounts that may be paid by NMAC to protect the Property, (iv) without the written consent of NMAC, Debtor shall not sell, transfer or otherwise dispose of any of the Property or any interest therein until Debtor has fully paid the Indebtedness and all other amounts due or to become due under this Agreement, provided, however, that NMAC's consent shall not be required with respect to any sale, transfer or disposition of the Property which produces sufficient proceeds to pay the Indebtedness allocated to such Property on the Schedules in full (including any accrued and unpaid interest related thereto) and such proceeds are promptly paid to NMAC by Debtor; (v) Debtor will not use or permit the use of any item of the Property illegally or for any purpose in conflict with the terms of this Agreement; (vi) Debtor shall furnish to NMAC such balance sheets, statements of profit or loss, such other statements of Debtor's financial condition and such other information concerning Debtor as NMAC may from time to time reasonably request; (vii) Debtor shall maintain adequate records for the purpose of identifying any of the Property in the possession of third persons under lease or rental, together with the names and addresses of such persons and the respective periods of such leases or rentals and, upon request by NMAC, furnish such information to it; (viii) if NMAC exercises its right to retake any item of the Property upon Debtor's default under this Agreement, Debtor's right to possession of any such item upon the subsequent expiration of any lease or rental thereof shall be subordinate and subject to NMAC's rights to retake such item, and Debtor accordingly hereby authorizes and empowers NMAC in its own name or in the name of Debtor to take any and all action and to do any and all things necessary and property to effectuate such right to


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retake such Property upon the expiration of any such lease or rental (it being agreed that any direct and indirect costs relating to the repossession of said Property by NMAC will be paid be Debtor); (ix) Debtor shall from time to time, and immediately on request, sign and execute alone or with NMAC any financing statement or other document and procure any document deemed necessary or appropriate by NMAC to fully carry out the terms of this Agreement and to protect and perfect the security interest granted under this Agreement against the rights and interests of third persons; and (x) Debtor shall strictly perform all of its obligations and agreements related to NMAC and shall pay without set-off all amounts due from Debtor to NMAC when due.

7. Risk Loss. Debtor shall have the sole risk of any damage to or loss or destruction of any of the Property, and no damage to or loss or destruction of the property shall release Debtor from its obligations under this Agreement.

8. Insurance and Indemnification. Debtor shall procure and maintain insurance protecting the respective interests of debtor and NMAC against all damage to or loss or destruction of the Property, in such form and amounts as NMAC may require and approve from time to time. Debtor shall indemnify NMAC against and hold NMAC harmless from all claims for injury or damage to persons or property arising in connection with the ownership, use or operation of the Property, including without limitation costs and attorneys' fees, and Debtor shall procure and maintain insurance against all such liability protecting the interest of Debtor and including NMAC as an additional named insured, in such form and amounts as NMAC may require and approve of from time to time. All such insurance under this section shall provide that it shall not be cancelable except on ten (10) days prior written notice to NMAC. If Debtor does not procure and maintain any such insurance, NMAC shall have the right to procure such insurance at Debtor's expense.

9. Debtor's Default. Debtor shall be in default under this Agreement if any of the following occurs:

9.1 Failure to Pay. Debtor does not make when due any payment to NMAC which it is obligated to make, other than payments of principal and interest, under this Agreement within three (3) days after notice of the same.

9.2 Default or Breach. Debtor defaults in the performance of or breaches any of the terms, conditions, covenants or obligations of Debtor under this Agreement, or Debtor attempts to make any assignment or transfer prohibited under paragraph 12.1 hereof.

9.3 Inaccuracy of Any Representation or Warranty. Any representation, warranty or statement made or caused to be made by Debtor in connection with this Agreement is untrue, inaccurate or breached in any material respect.

9.4 Material Loss of Property. The loss, theft, destruction, sale or encumbrance of or damage to any of the Property without prompt replacement or repair thereof by Debtor which is acceptable to NMAC, except as permitted under paragraph 7 of this Agreement; the making of any levy, seizure or attachments thereof or thereon.

9.5 Bankruptcy, Insolvency, Etc. The commencement of any proceeding under any bankruptcy, reorganization or insolvency law of the United States, any state or any political subdivision thereof by or against, insolvency of or inability to pay debts as they mature of, Debtor, Budget Group, Inc. or Budget Rent A Car Corporation; appointment of a receiver, trustee or custodian for Debtor or all or a substantial part of Debtor's property, an assignment by Debtor for the benefit of creditors, or levy of an order of attachment, execution, sequestration or other order in the nature of a writ on a substantial portion of the Property.

9.6 Death, Dissolution, Etc. Dissolution, termination of existence, any sale or assignment of the assets, any sale, assignment or other transfer of the stock, merger or consolidation with or into other entity (whether or not Debtor is the surviving entity) or cessation of business or a transfer of all or any substantial part of the property of any Debtor.

9.7 Acceleration Under Any Agreement. Any event which results in acceleration of the indebtedness in excess of $10,000,000 owed by Debtor to any creditor or entity.


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10.      NMAC's Rights and Remedies.

10.1 NMAC's Rights. NMAC may enter upon Debtor's premises at any reasonable time and from time to time to inspect the Property and Debtor's books and records pertaining to the Property or its proceeds, and Debtor agrees to assist NMAC in whatever way necessary to make any such inspection.

10.2 NMAC's Additional Rights and Remedies Upon Debtor's Default. If Debtor is at any time in default, then:

         (i) NMAC may, at its election and without notice, declare the entire unpaid amount then due to NMAC from Debtor to be immediately due and payable (and any amounts which did not theretofore bear interest shall thereafter bear interest, to the extent permitted by law, at the Rate);

         (ii) NMAC shall have all of the rights and remedies of a secured party under the Uniform Commercial Code. Without limitation, upon its default Debtor agrees to immediately assemble the Property and to make it available to NMAC at a place to be designated by NMAC which is reasonably convenient to both parties; and

         (iii) Without limiting the generality of any of the rights and remedies conferred upon NMAC under this Agreement or under the Uniform Commercial Code, NMAC may enter upon the premises of Debtor and take immediate possession of the Property, either personally or by means of a receiver appointed by a court therefor, provided that such can be done without a breach of the peace.

         (iv) NMAC may at any time notify any lessee under any lease or other agreement or rental of any of the property, or without limitation any account debtor or obligor on an instrument in connection with the Property or the proceeds thereof, to make payment directly to NMAC whether or not Debtor was theretofore making collections on such lease, rental agreement or other collateral, and NMAC also may take control of any proceeds to which NMAC is entitled under the Uniform Commercial Code; and

         (v) Debtor does hereby nominate, designate and appoint NMAC and/or any employee or employees designated by NMAC as Debtor's true and lawful attorney-in-fact with full authority in the place and stead of Debtor to execute, sign, endorse, transfer or deliver in the name of Debtor notes, checks, drafts or other instruments for the payment of money and receipts, certificates of origin, applications for certificates of titles or any other documents or instruments appropriate to evidence, perfect and realize upon the security interest granted by Debtor and the other obligations of Debtor under this Agreement.

10.3 Collection Rights of NMAC. Any exercise of NMAC's rights under this paragraph 10 or the public or private sale or, without limitation, other disposition or use of the Property or any portion of the proceeds thereof by NMAC shall not impair, constitute a waiver of or otherwise defeat NMAC's rights to charge back to Debtor any uncollected collateral and to full recourse against Debtor for any remaining amounts due to NMAC, whether or not in respect of the Property sold or otherwise disposed of, or to receive a deficiency in respect thereto.

11. WAIVER OF NOTICES BY DEBTOR. DEBTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, ALL RIGHTS TO NOTICE, PRESENTMENT AND MANNER OF PROCEDURE.

12.      General

12.1 Assignment (Successors). No part of this Agreement, any interest herein nor any rights hereunder may under any circumstances be directly or indirectly assigned or transferred by Debtor without the prior written consent of NMAC. This agreement shall be binding upon and shall inure to the benefit of the permitted successors, licensees, assignees and transferee of the parties hereto whether by license, sale, merger, reverse merger, consolidation, sale of stock or assets, will or other testamentary disposition, operation of law or, without limitation, otherwise. No transfer, renewal, extension or assignment of this Agreement or any interest hereunder (whether or not permitted hereunder) will relieve Debtor of its obligations and liabilities under this Agreement.


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12.2     Waivers. NMAC may waive any of its rights or any breach or default of
Debtor under this Agreement, provided that such waiver will not be effective unless it is in writing, is signed by a duly authorized officer of NMAC and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach of default waived has occurred. Any waiver may be conditional. Any waiver of a condition of this Agreement is not a waiver of the remaining portions of the Agreement. Waiver by NMAC of any default of Debtor or any other act or omission of Debtor shall not operate as a waiver by NMAC of any other or future default or act or omission by Debtor, whether or not of the same kind.

12.3 Modifications; Amendment; Sole Discretion. Except as otherwise provided herein, provisions of this Agreement may be modified, amended or waived only by a written document specifically identifying this Agreement and signed by a duly authorized officer of NMAC.

12.4 No Accord and Satisfaction. No receipt or acceptance by NMAC of any payment of any amount in respect of any of Debtor's indebtedness hereunder which is less than the amount due shall be deemed to be other than on account of the amount due before such receipt, acceptance or payment, and no endorsement or statement accompanying or in respect of any receipt, acceptance or payment shall be deemed in accord and satisfaction. Without limitation, NMAC may accept any payment without prejudice to any right it would have but for such acceptance.

12.5 Remedies of NMAC Cumulative. The rights and remedies of NMAC set forth in this agreement are cumulative with one another and with any other rights or remedies which NMAC may have at law, in equity, under any agreements of any type or otherwise, and the exercise or failure to exercise any remedy shall not preclude the exercise of that remedy at another time or of any other remedy at any time.

12.6 Severability. Any portion or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining portions or provisions hereof in such jurisdiction or, to the extent permitted by law, rendering that or any other portion or provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

12.7 No Set-Offs. All amounts due from Debtor to NMAC shall be paid without any set-off, counterclaim or deduction whatsoever.

12.8 No Third Party Beneficiaries. There are no third party beneficiaries of this Agreement.

12.9 Entire Agreement. This Agreement and the Schedules attached hereto constitute the entire agreement of the parties and supersede all prior written or oral and all contemporaneous oral agreements, understandings and negotiations between the parties with respect to the subject matter hereof.

12.10 Governing Law. This Agreement shall be governed by the laws of the state where the Debtor is located; provided, however, that procedural issues of foreclosure or enforcement of the security interests that directly affect the collateral shall be governed by the laws of the state in which the foreclosure takes place.

12.11 Attorneys Fees. If any litigation or other proceeding in connection with or related to this Agreement is commenced, the losing party shall pay the expenses, including without limitation the costs, attorney fees, and expenses of investigation, of the prevailing party.

12.12 Article and Section Headings. The paragraph headings included in this Agreement are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

12.13 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original (as against any party who signed it) and all of which shall constitute one and the same document.


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12.14    Time of the Essence. Time is of the essence to all of Debtor's obligations under this Agreement.

12.15 Gender and Number. In this Agreement (unless the context requires otherwise), the masculine, feminine and neuter genders and the singular and the plural include one another.

12.16 Notices. All notices, requests, waivers and other communications made pursuant to this Agreement shall specifically refer to this Agreement, be in writing and be personally delivered or mailed first-class, postage prepaid, or by a nationally recognized courier or overnight delivery service, or by facsimile transmission, to the addresses set forth below or such other address as a party may from time to time specify in writing to each of the other parties:

BUDGET RENT-A-CAR SYSTEMS, INC.            NISSAN MOTOR ACCEPTANCE CORPORATION
4225 Naperville Road                       990 W. 190th Street
Lisle, Illinois 60532                      Torrance, California  90502
Attn:______________________                Manager, Commercial Credit Department
Facsimile(____)_____________               Facsimile (800)406-5897

Notice will be effective only upon receipt by the party being served, except that notice to Debtor and NMAC by the other party by mail shall be deemed to have been received on the business day next occurring 72 hours after mailing. Confirmation of receipt of any facsimile sent must be received in order to presume that the transmission was received.

12.17 Warranties. Although the manufacturers may have made certain warranties as to the Property, none of the manufacturer's warranties are in any way connected with this Agreement.

Dated as of                        .
            ----------------------


BUDGET RENT-A-CAR SYSTEMS, INC.             NISSAN MOTOR ACCEPTANCE CORPORATION
4225 Naperville Road                        990 W. 190th Street
Lisle, Illinois 60532                       Torrance, California  90502



By:                                         By:
  ----------------------------------            -----------------------------
Printed Name:                                      Mark Doi, Senior Manager
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Title:
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